UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): May 17, 2006 (May 11, 2006)


                           SYNAGRO TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21054


           DELAWARE                                              88-0219860

(State or other jurisdiction of                                 (IRS Employer
 Incorporation or organization)                              Identification No.)


                  1800 BERING, SUITE 1000, HOUSTON, TEXAS 77057
               (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. Entry Into a Material Definitive Agreement

Effective May 11, 2006, the Compensation Committee of the Board of Directors of Synagro Technologies, Inc. (the "Company") granted to J. Paul Withrow, the Company's Senior Executive Vice President and Chief Financial Officer, (i) an option to purchase up to 189,000 shares of the Company's common stock at an exercise price of $4.22 per share (the closing sale price per share of the Company's common stock on the day before the grant date) and vesting over five years, and (ii) 78,713 shares of restricted stock vesting as to one-third on August 10, 2006, one-third on August 10, 2007, and one-third on August 10, 2008. The stock options and restricted stock grants to Robert C. Boucher, the Company's President and Chief Executive Officer, previously disclosed on a Current Report on Form 8-K filed by the Company on May 8, 2006, have the same exercise price and vest at the same time periods as the stock options and restricted stock grants for Mr. Withrow.



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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: May 17, 2006

                                            SYNAGRO TECHNOLOGIES, INC.

                                            By: /s/ J. PAUL WITHROW
                                                --------------------------------
                                                (Senior Executive Vice President
                                                 & Chief Financial Officer)


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